EXHIBIT 10.1
FOURTH AMENDMENT
TO THE
CATERPILLAR INC.
2006 LONG-TERM INCENTIVE PLAN

Caterpillar Inc. (the “Company”) maintains the Caterpillar Inc. 2006 Long-Term Incentive (the “Plan”). The Plan was originally approved by stockholders effective on June 14, 2006. On June 9, 2010, stockholders approved an amendment and restatement of the Plan that became effective on such date. Pursuant to Section 16.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By documents dated December 6, 2010, August 22, 2013, and February 4, 2019, the Company amended the amended and restated Plan. By this instrument, the Company hereby further amends the Plan to reflect changes in the Company’s employee title structure by updating the references to the position with management responsibility for the Company’s compensation and benefits, or total rewards, function.
1.This Fourth Amendment shall be effective as of July 1, 2022.

2.Section 6.8(b)(ii) of the Plan is hereby amended and restated in its entirety to provide as follows:
“(ii) NQSOs (whether vested or unvested) held by (A) Participants who are Section 16 Officers; (B) Participants who are Directors; or (C) any Participants who previously held the positions in clauses (A) and (B) may be transferred by gift or by domestic relations order to one or more Permitted Transferees. NQSOs (whether vested or unvested) held by all other Participants and by Permitted Transferees may be transferred by gift or by domestic relations order only to Permitted Transferees upon the prior written approval of the Company’s Vice President Total Rewards.”

3.Section 7.8(b) of the Plan is hereby amended and restated in its entirety to provide as follows:
“(b)    SARs held by (i) Participants who are Section 16 Officers; (ii) Participants who are Directors; or (iii) any Participants who previously held the positions in clauses (i) and (ii) may be transferred by gift or by domestic relations order to one or more

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Permitted Transferees. SARs held by all other Participants and by Permitted Transferees may be transferred by gift or by domestic relations order to Permitted Transferees only upon the prior written approval of the Company’s Vice President Total Rewards.”

4.This Fourth Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Fourth Amendment.
* * * * *
IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized representative as of this

9/6/2022
.

    CATERPILLAR INC.

/s/ Cheryl Johnson

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